SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2007

XM SATELLITE RADIO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27441	54-1878819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1500 Eckington Place, N.E. Washington, DC	20002
(Address of principal executive offices)	(Zip Code)

(202) 380-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on February 19, 2007, we executed an Agreement and Plan of Merger with Sirius Satellite Radio Inc., under which our company would be combined with that of Sirius, subject to various closing conditions, including shareholder approval and certain regulatory and antitrust approvals. Pursuant to the terms of the merger agreement, it was contemplated that our Compensation Committee would take action with respect to establishing or approving various severance and retention arrangements for our employees, including our executive officers. Our Compensation Committee has approved amendments to the employment agreements of our CEO, our Chairman and our President and Chief Operating Officer and severance agreements for our other executive officers. The discussion below describes the terms of the amendments and severance agreements, copies of which are also being filed with this report.

Amendments to Employment Agreements

Chairman. Effective April 4, 2007, we entered into an amendment to the employment agreement of Gary Parsons, our Chairman, to, among other things, extend the term of the agreement to March 31, 2008 and provide for: an increase in base salary from $475,000 to $525,000 for the period from August 6, 2007 through March 31, 2008; the bonus component of severance to be based upon target bonus; payment of the severance amount as a lump sum; and trading restrictions on all restricted shares and options to lapse after termination without cause or resignation for good reason within one year following a change of control.

Chief Executive Officer. Effective April 4, 2007, we entered into an amendment to the employment agreement of Hugh Panero, our Chief Executive Officer, to, among other things, extend the term of the agreement to March 31, 2008 and provide for: an increase in base salary from $650,000 to $700,000 for the period from April 4, 2007 through March 31, 2008; payment of the severance amount as a lump sum; the severance amount to equal three times the sum of base salary and target bonus for year of termination and to be paid if the Company and Mr. Panero mutually agree to terminate his employment prior to March 31, 2008 or if Mr. Panero is terminated without cause or resigns for good reason; the bonus component of severance to be based upon target bonus; all options and restricted stock to vest immediately if Mr. Panero is terminated without cause or by mutual agreement or resigns for good reason other than restricted stock grants made in 2007, which would vest on completion of the consulting services referred to below, with all options to remain exercisable for 18 months and all trading restrictions on restricted shares and options to lapse; the definition of “change in control” to include shareholder approval of a merger in which XM voting securities would constitute less than 60% of the voting securities of the post-merger company; extension of the post-termination benefits continuation period from two to five years with annual payments of the value of such benefits in lump sum; agreement by Mr. Panero to perform part-time consulting services for us if his employment terminates prior to the earlier of March 31, 2008 and consummation of a merger with Sirius Satellite Radio under the February 19, 2007 merger agreement; and a gross-up payment to be made to Mr. Panero to the extent of penalties imposed by Section 409A of the Internal Revenue Code.

President and Chief Operating Officer. Effective April 4, 2007, we entered into an amendment to the employment agreement of Nathaniel Davis, our President and COO, to provide for: the bonus component of severance to be based upon target bonus; payment of the severance amount as a lump sum; and all trading restrictions on restricted shares and options to lapse after termination without cause or resignation for good reason within one year following a change of control.

Severance Agreements

We also are entering into severance agreements with each of our executive officers other than our Chairman, our CEO and our President and COO. The form of agreement provides, among other things, that if a change in control of the Company occurs and as a result the officer is either terminated or terminates his employment for good reason, the officer would receive a lump sum cash payment equal to two times the sum of the officer’s base salary and target annual bonus, a pro-rata target annual bonus in respect of the year of termination, continued health and insurance benefits for two years, outplacement services for two years and a gross-up payment to cover excise taxes.

A “change in control” occurs where

•	any person or group becomes beneficial owner of securities of XM representing more than 40% of the voting power of XM;

•

Board members at the beginning of a two-year period (together with new members appointed with the concurrence of at least two thirds of those members) no longer constitute two thirds of the Board during such two-year period;

•

a merger/consolidation of XM occurs where the XM voting securities immediately prior to the merger/consolidation do not constitute at least 60% of the combined voting securities after the merger/consolidation; or

•	the stockholders approve a plan of complete liquidation or winding-up of XM or an agreement for the sale or disposition of all or substantially all of XM’s assets.

“Good reason” means

•

the assignment to the officer of any duties inconsistent with his or her status as an executive officer or a substantial adverse alteration in the officer’s title, line of reporting or nature or status of the officer’s responsibilities from those in effect immediately prior to the change in control;

•	a reduction in the officer’s annual base salary;

•	the relocation of the officer’s principal place of employment to a location more than 35 miles from the officer’s principal place of employment immediately prior to the change in control;

•	the failure to pay any portion of the officer’s base salary or annual bonus when due;

•	the failure to continue in effect any compensation plan in which the officer participates immediately prior to the change in control that is material to the officer’s compensation; or

•

the failure to continue to provide the officer with benefits substantially similar to those enjoyed by the officer under any XM benefit plan in which the officer was participating immediately prior to the change in control, the taking of any other action which materially reduces any such benefits or deprives the officer of any material fringe benefit enjoyed by the officer at the time of the change in control, or the failure to provide the officer with the number of paid vacation days to which the officer is entitled on the basis of years of service in accordance with normal vacation policy in effect at the time of the change in control.

Copies of the amendments to the employment agreements and form of severance agreement are attached to this report and incorporated herein by reference. The descriptions above are summaries of the agreements and are qualified in their entirety by the complete text of the agreements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Amendment No. 1 to Employment Agreement, dated as of April 4, 2007, between Gary Parsons and XM Satellite Radio Holdings Inc. and XM Satellite Radio Inc.
Exhibit 10.2	Amendment No. 1 to Employment Agreement, dated as of April 4, 2007, between Hugh Panero and XM Satellite Radio Holdings Inc. and XM Satellite Radio Inc.
Exhibit 10.3	Amendment No. 1 to Employment Agreement, dated as of April 4, 2007, between Nathaniel Davis and XM Satellite Radio Holdings Inc. and XM Satellite Radio Inc.
Exhibit 10.4	Form of Severance Agreement for executive officers other than Chairman, CEO and President and COO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XM SATELLITE RADIO HOLDINGS INC.

Date: April 10, 2007	By:	/s/ Joseph M. Titlebaum
Joseph M. Titlebaum
General Counsel and Secretary

EXHIBIT INDEX

No.	Description
10.1	Amendment No. 1 to Employment Agreement, dated as of April 4, 2007, between Gary Parsons and XM Satellite Radio Holdings Inc. and XM Satellite Radio Inc.

10.2	Amendment No. 1 to Employment Agreement, dated as of April 4, 2007, between Hugh Panero and XM Satellite Radio Holdings Inc. and XM Satellite Radio Inc.

10.3	Amendment No. 1 to Employment Agreement, dated as of April 4, 2007, between Nathaniel Davis and XM Satellite Radio Holdings Inc. and XM Satellite Radio Inc.

10.4	Form of Severance Agreement for executive officers other than Chairman, CEO and President and COO.